Exhibit 1.01

Conflict Minerals Report

Telefonaktiebolaget LM Ericsson

Conflict Minerals Report for the year ended December 31, 2020

This Conflict Minerals Report of Telefonaktiebolaget LM Ericsson for the year ended December 31, 2020 is provided pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

1.	Introduction

Ericsson is a global provider of hardware, software, and services – especially in networks, digital services, managed services and new businesses – to the telecom industry and other sectors to enable the full value of connectivity. This report has been prepared by the management of Telefonaktiebolaget LM Ericsson (herein referred to as “Ericsson”, the “Company”, “we”, “us”, or “our”). This report does not include the activities of entities that are not required to be consolidated in our financial statements. In accordance with the Rule, this report is available on our website: http://www.ericsson.com/thecompany/investors/financial-reports.

2.	Supply Chain Description and Reasonable Country of Origin Inquiry

2.1	General information on Ericsson’s supply chain

Ericsson’s hardware largely consists of electronics. For manufacturing, the Company purchases customized and standardized components and services from both global, regional and local suppliers. The production of electronic modules and sub-assemblies is mostly outsourced to manufacturing services companies. Ericsson is focusing internal manufacturing on new product introductions and new technologies.

There are often several tiers of suppliers between Ericsson and any smelters or refiners of minerals; even more when tracing a mineral all the way back to the mines. As a result, the Company does not normally have a direct purchasing relationship with mines, smelters or refiners.

2.2	Overview of Ericsson’s Conflict Minerals Program and Reasonable Country of Origin Inquiry

In 2020, Ericsson’s Conflict Mineral program was also extended to also cover Cobalt. Ericsson gathers materials information from our suppliers. Through this we know that many of the components used on our products contain small amounts of Tin, Tungsten, Tantalum, Gold (3TG) and Cobalt that are necessary to the functionality of those products.

As part of Ericsson’s commitment to responsible sourcing and human rights it is our goal that the 3TG and Cobalt in our products should not, directly or indirectly, finance or benefit armed groups in the Democratic Republic of Congo (the “DRC”), or adjoining countries. At the same time, we aim to continue supporting responsible mineral sourcing in the region. Ericsson’s efforts with respect to 3TG and Cobalt are aligned with the Responsible

Minerals Initiative (RMI) and our aim is to improve traceability in our supply chain. Ericsson does not prohibit sourcing of materials from the DRC or adjoining countries or avoid using 3TG or Cobalt since Ericsson believes that such a ban could result in negative consequences for responsible mining companies, their workers and the most vulnerable groups in a society. The Company has a Conflict Minerals Program to fulfill compliance with the Rule, including performing the Reasonable Country of Origin Inquiry and reporting on 3TG and Cobalt, which has in 2020 been extended to also cover Cobalt.

Ericsson relies on its first-tier suppliers to provide information on the origin of 3TG and Cobalt contained in components and parts included in Ericsson’s products. This includes sources of 3TG and Cobalt that are supplied to them from sub-suppliers. Ericsson’s first-tier suppliers are required to comply with the requirements in Ericsson’s Code of Conduct for Business Partners which requires due diligence to be exercised with respect to the sourcing and extraction of raw materials, including 3TG and Cobalt.

Ericsson´s suppliers’ due diligence shall be consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”). Furthermore, suppliers are required to comply with the requirements of the Ericsson Lists of Banned and Restricted Substances, which include an obligation to provide information on 3TG upon request and to have appropriate due diligence processes in place to identify the source and chain of custody of 3TG. Our first-tier suppliers are similarly to Ericsson reliant upon information provided by their suppliers.

The identification of first-tier suppliers of Ericsson that are in scope under the Rule involves different parts of Ericsson’s global organization. The sourcing organization has the important role of leading and coordinating the work. Suppliers identified to be in scope are first-tier suppliers of Ericsson supplying (i) products containing 3TG or Cobalt that Ericsson contracts to manufacture, (ii) materials, parts, components and other products, containing 3TG or Cobalt, that are incorporated into or included in a product manufactured by Ericsson, or (iii) materials used in the production of Ericsson’s products where 3TG or Cobalt becomes part of the final product. Suppliers of products that Ericsson does not contract to manufacture (i.e. products purchased “off-the shelf”) and not included in or incorporated into an Ericsson product have been considered out of scope for purposes of the Rule. In our annual inquiry we survey first-tier suppliers identified to be in scope and analyze and follow up on the responses as we deem appropriate.

Ericsson believes that industry cooperation is one of the best ways to address issues related to 3TG and Cobalt in an efficient and transparent way. We typically do not have a direct relationship with 3TG and Cobalt smelters and refiners, and we do not perform direct audits of these entities within our supply chain. In accordance with the OECD Guidance, we support the RMI’s audit of smelters’ and refiners’ due diligence activities mainly via the Responsible Minerals Assurance Process (RMAP).

3.	Due Diligence

Ericsson has a process in place for the purpose of exercising due diligence in the supply chain. The design of the due diligence processes conforms to the OECD Guidance as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

Ericsson’s Conflict Minerals Program focuses on identifying the origin of 3TG and Cobalt; however, Ericsson acknowledges that other human rights and environmental risks, such as forced labor and child labor, health and safety, land-related rights and community rights are also salient relating to sourcing of 3TG and Cobalt. Ericsson is currently engaged in industry dialogues relating to these issues.

3.1	Maintain strong management systems

The first step of the OECD Guidance relates to strong management systems. As mentioned above, Ericsson has established a Conflict Minerals Program for reporting on 3TG and Cobalt and compliance with the Rule. Controls include, but are not limited to, our Code of Business Ethics and Code of Conduct for Business Partners, which outline required behaviors for all Ericsson’s employees and suppliers (https://www.ericsson.com/en/about-us/
sustainability-and-corporate-responsibility/responsible-business/responsible-sourcing/supplier-requirements-related-to-responsible-sourcing ), and the Ericsson Lists of Banned and Restricted Substances, which include supplier requirements relating to 3TG as described above and are integrated in our template supplier agreements.

With respect to 2020, identification of smelters and refiners in our supply chain was made via the use of due diligence tools created by the RMI, including the Conflict Minerals Reporting Template 6.01 and the Cobalt Reporting Template (the “Templates”). The Templates are standardized supply chain surveys designed to gather information regarding the smelters and refiners that process 3TG and Cobalt used in our supply chain. The information from our suppliers, in combination with information from the RMI, helps Ericsson to obtain information on the origin of minerals processed. Data obtained was reviewed, analyzed and retained by Ericsson.

In Ericsson’s Code of Conduct for Business Partners, the topic of responsible sourcing of raw materials is included with clear requirements of suppliers to exercise due diligence in accordance with the OECD Guidance.

Employees are encouraged to report conduct that could violate law, the Code of Business Ethics or the Code of Conduct for Business Partners to their manager, and if due to circumstances, this is not an option, there are other channels that an employee may use, including reporting to the superior of a manager or to Group Functions People or Legal Affairs and Compliance. Such conduct may relate to corruption, fraud, auditing, questionable accounting, deficiencies in the internal controls, personal health and safety, environmental issues, human right matters, workplace respect and fairness or other matters that could constitute a breach of law, or that could harm the sustainability, or the reputation of Ericsson, its employees and shareholders. In addition, Ericsson has a whistle-blower tool, Ericsson Compliance Line, operated by a third party, for the reporting of alleged violations of laws, the Code of Business Ethics or the Code of Conduct for Business Partners. Ericsson Compliance Line is available 24/7, 365 days per year for both Ericsson employees, suppliers and other external parties. Ericsson recognizes that Ericsson Compliance Line might not be the most effective way of capturing issues related to sourcing of 3TG and intends to explore other mechanisms that may be more effective, like the Minerals Grievance Platform managed by RMI. In 2020, Ericsson published an updated “Statement on sourcing of minerals from Conflict-Affected and High-Risk Areas” on its website (https://www.ericsson.com/49dadc/assets/local/about-ericsson/sustainability-and-corporate-responsibility/documents/2020/statement-on-sourcing-of-
minerals-from-cahra.pdf) that indicates Ericsson’s position and expected supplier activities in this area.

3.2	Identify and assess risk in the supply chain

In the second step of the OECD Guidance, risks are identified and assessed. For downstream companies such as Ericsson, the focus should be on the smelters and refiners. Downstream companies should, with help from their first-tier suppliers, identify smelters and refiners in the supply chain.

In Ericsson’s 2020 Conflict Minerals’ survey, first-tier suppliers identified to be in scope were requested by Ericsson to provide information on 3TG and Cobalt in their supply chain through completing and submitting the Conflict Minerals Reporting Template and the Cobalt Reporting Template. Suppliers were provided with the Templates, support material, including the available instructions and training illustrating the use of the tool that is available on RMI’s website. To ensure quality, a high response rate and to minimize risks, the responses were analyzed and followed up as deemed appropriate. Data obtained was saved, reviewed and analyzed by Ericsson. Supplier responses were reviewed against criteria developed to determine which responses required further engagement with our suppliers. In certain circumstances suppliers were contacted via e-mail or telephone to improve the quality of responses (obtaining missing information, updating templates’ format to the required version) and increase the response rate (reminding supplier to provide information in the templates with extended deadlines).

3.3	Design and implement a strategy to respond to identified risks

Under the third step of the OECD Guidance, companies are encouraged to design and implement a strategy to respond to identified risks. Due diligence within Ericsson is an ongoing process. Ericsson publishes additional information about its commitment to responsible sourcing and engagement with its suppliers in the Sustainability and Corporate Responsibility Report, published together with the Annual Report.

We continuously work to improve our due diligence with respect to 3TG and Cobalt, mainly focusing on the quality of data from suppliers surveyed. This includes communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided. As described above, we have a risk-based approach when reviewing and following up supplier responses and generally prioritize to follow up suppliers that are awarded large parts of our business. For example, if a supplier reports non-conformant smelters or refiners, the relevant sourcing responsible manager is notified for purposes of initiating a discussion with the supplier.

3.4	Independent third-party audit of smelters’/refiners’ due diligence practices

The fourth step of the OECD Guidance focuses on audits of smelters’/refiners’ due diligence practices. Through our Responsible Business Alliance (RBA) membership we are also members of the RMI, supporting the responsible minerals assurance process (“RMAP”) as well as the development and implementation of due diligence practices and tools such as the Templates. Due to the structure of our supply chain, there are generally many tiers of suppliers between Ericsson and the smelters and refiners in the supply chain. Therefore, we have, as mentioned in section 2.2, not performed our own audits of smelters or refiners.

3.5	Report annually on supply chain due diligence

The fifth step of the OECD Guidance encourages reporting on supply chain due diligence. We have a public statement on sourcing of minerals from Conflict Affected and High Risk Areas including 3TG and Cobalt; which is available on our website: https://www.ericsson.com/49dadc/assets/
local/about-ericsson/sustainability-and-corporate-responsibility/documents/2020/statement-on-sourcing-of-minerals-from-cahra.pdf

In accordance with the Rule, we make our Conflict Minerals Report available on our website:

http://www.ericsson.com/thecompany/investors/financial-reports.

4. 2020 due diligence results

For the calendar year 2020, our inquiries were made on supplier level and the majority of supplier responses received provided data at a company or divisional level with only few exceptions, that provided product level information. Our inquiries include responses where we believe that the names of smelters or refiners may have been misidentified as smelters and refiners or smelters or refiners that we believe are not operational. Such names have not been listed among identified smelters and refiners.

The response rate among suppliers surveyed in 2020 was 81%, similar to 2019 when the response rate was 80%.1 Among the supplier responses, we identified 461 smelters as potential sources of 3TG and Cobalt that were reported to be in the supply chain during the 2020 calendar year. This is a considerable increase from the 338 smelters identified in 2019. The following table presents, by mineral, the percentages of identified smelters or refiners verified as conflict-free by the RMAP or mutually recognized audit systems. In case a supplier has identified non-conformant smelters in their supply chain Ericsson engages with such suppliers for them to phase-out such non-conformant smelters and refiners.

Table 1. Smelters and refiners identified by Ericsson via inquiries to our suppliers in 2020

Metal	Identified smelters or refiners validated by RMAP as conformant	Identified smelters or refiners participating in RMAP*	Other identified smelters or refiners**	Total number of identified smelters
Tantalum	37	0	14	51
Tungsten	42	5	18	65
Tin	57	13	44	118
Gold	108	17	55	184
Cobalt	13	23	7	43

Note: The RMAP audit status of smelters and refiners are subject to change and the above represents information available from RMI on May 4th, 2021.

*	In the process of being audited or in communication but have not commenced the validation audit. (indicated as “active” or “in communication” in Annex 1)
**

Have not commenced the RMAP validation audit (indicated as “Outreach Required “, “Due Diligence Vetting Process”, “Communication Suspended—Not Interested” and “RMI Due Diligence Review—Unable to Proceed” in Annex 1)

We are unable to validate that any of the identified smelters or refiners are actually in our supply chain. However, based on the information provided by Ericsson’s suppliers during the 2020 calendar year, Ericsson believes that the facilities that may have been used to process 3TG or Cobalt in Ericsson’s

[1]

As of October 31st, 2020, Ericsson closed the acquisition of Cradlepoint, Inc. Cradlepoint was not prior to the transaction required to publish a Conflict Minerals Report and although Ericsson is working to include its suppliers in its Conflict Minerals program, they are not covered by this Conflict Minerals Report for 2020.

products include the smelters and refiners listed in Annex 1 below. Ericsson does not have enough information to determine with specificity all countries of origin of 3TG or Cobalt in our products or whether they are from recycled and scrap sources. Nevertheless, based on data from RMI and RMAP, Ericsson generated a list of Reasonable Country of Origin (RCOI) for 3TG and Cobalt based on smelters and refiners identified as shown in Annex 2

We support the refinement and expansion of the list of participating smelters and have determined that seeking information about 3TG and Cobalt smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of 3TG and Cobalt in our supply chain.

During 2021, we anticipate continuing to review and evolve our Conflict Minerals due diligence processes with respect to 3TG and Cobalt. As part of these efforts, we expect to continue to collaborate with suppliers to maintain a high supplier response rate and improve the reliability and quality of information provided. Our engagement in the RMI program is anticipated to continue.

5.	Forward Looking Statements

Certain of the matters discussed in this report, including our due diligence processes with respect to 3TG and Cobalt, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on any websites that appear in this report and other materials referenced to is not incorporated by reference in this report.

Annex 1

Smelters and refiners identified by Ericsson via inquiries to our suppliers during 2020.2

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
1	Gold	CID000185	CCR Refinery—Glencore Canada Corporation	CANADA	Conformant
2	Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
3	Gold	CID001113	Materion	UNITED STATES OF AMERICA	Conformant
4	Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	Conformant
5	Gold	CID001534	Royal Canadian Mint	CANADA	Conformant
6	Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
7	Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
8	Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
9	Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
10	Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
11	Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
12	Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
13	Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	Conformant
14	Gold	CID000082	Asahi Pretec Corp.	JAPAN	Conformant
15	Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	Conformant

[2]	The audit status of smelters and refiners are subject to change and Annex 1 represents information available from the RMI on May 4, 2021.

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
16	Gold	CID000113	Aurubis AG	GERMANY	Conformant
17	Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
18	Gold	CID000157	Boliden AB	SWEDEN	Conformant
19	Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	Conformant
20	Gold	CID000233	Chimet S.p.A.	ITALY	Conformant
21	Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
22	Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
23	Gold	CID000401	Dowa	JAPAN	Conformant
24	Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
25	Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
26	Gold	CID000694	Heimerle + Meule GmbH	GERMANY	Conformant
27	Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Active
28	Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
29	Gold	CID000814	Istanbul Gold Refinery	TURKEY	Conformant
30	Gold	CID000823	Japan Mint	JAPAN	Conformant
31	Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	Conformant
32	Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
33	Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	Conformant
34	Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
35	Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
36	Gold	CID000957	Kazzinc	KAZAKHSTAN	Conformant
37	Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
38	Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
39	Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
40	Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
41	Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
42	Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
43	Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
44	Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
45	Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
46	Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	Conformant
47	Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
48	Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
49	Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
50	Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	Conformant
51	Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
52	Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
53	Gold	CID001352	PAMP S.A.	SWITZERLAND	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
54	Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
55	Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
56	Gold	CID001498	PX Precinox S.A.	SWITZERLAND	Conformant
57	Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
58	Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
59	Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
60	Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
61	Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
62	Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
63	Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
64	Gold	CID001955	Torecom	KOREA, REPUBLIC OF	Conformant
65	Gold	CID001977	Umicore Brasil Ltda.	BRAZIL	Not Applicable

66	Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
67	Gold	CID002003	Valcambi S.A.	SWITZERLAND	Conformant
68	Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
69	Gold	CID002100	Yamakin Co., Ltd.	JAPAN	Conformant
70	Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	Conformant
71	Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
72	Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
73	Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	Conformant
74	Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
75	Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
76	Gold	CID002580	T.C.A S.p.A	ITALY	Conformant
77	Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
78	Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA	Conformant
79	Gold	CID002863	Bangalore Refinery	INDIA	Conformant

80	Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND	Conformant

81	Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
82	Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
83	Gold	CID000689	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
84	Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
85	Gold	CID002765	Italpreziosi	ITALY	Conformant
86	Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
87	Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
88	Gold	CID002762	L’Orfebre S.A.	ANDORRA	Conformant
89	Gold	CID002606	Marsam Metals	BRAZIL	Conformant
90	Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
91	Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
92	Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	Conformant
93	Gold	CID002582	Remondis Argentia B.V.	NETHERLANDS	Conformant
94	Gold	CID002761	SAAMP	FRANCE	Conformant
95	Gold	CID002973	Safimet S.p.A	ITALY	Conformant
96	Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
97	Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
98	Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
99	Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	Conformant
100	Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
101	Tin	CID000468	Fenix Metals	POLAND	Conformant
102	Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
103	Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
104	Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
105	Tin	CID002773	Metallo Belgium N.V.	BELGIUM	Conformant
106	Tin	CID001173	Mineracao Taboca S.A.	BRAZIL	Conformant
107	Tin	CID001182	Minsur	PERU	Conformant
108	Tin	CID001337	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
109	Tin	CID001453	PT Mitra Stania Prima	INDONESIA	Conformant
110	Tin	CID001460	PT Refined Bangka Tin	INDONESIA	Conformant
111	Tin	CID001477	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
112	Tin	CID001482	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant
113	Tin	CID001898	Thaisarco	THAILAND	Conformant
114	Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
115	Tin	CID000292	Alpha	UNITED STATES OF AMERICA	Conformant
116	Tin	CID000402	Dowa	JAPAN	Conformant
117	Tin	CID001070	China Tin Group Co., Ltd.	CHINA	Conformant
118	Tin	CID001191	Mitsubishi Materials Corporation	JAPAN	Conformant
119	Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
120	Tin	CID001758	Soft Metais Ltda.	BRAZIL	Conformant
121	Tin	CID002180	Yunnan Tin Company Limited	CHINA	Conformant
122	Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
123	Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	Conformant
124	Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
125	Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
126	Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
127	Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
128	Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
129	Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
130	Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
131	Tin	CID002774	Metallo Spain S.L.U.	SPAIN	Conformant
132	Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
133	Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
134	Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
135	Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
136	Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA	Conformant
137	Tin	CID001419	PT Bangka Tin Industry	INDONESIA	Not Applicable
138	Tin	CID001458	PT Prima Timah Utama	INDONESIA	Conformant
139	Tin	CID002816	PT Sukses Inti Makmur	INDONESIA	Active
140	Tin	CID002835	PT Menara Cipta Mulia	INDONESIA	Conformant
141	Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
142	Tin	CID002570	CV Ayi Jaya	INDONESIA	Active
143	Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA	Active
144	Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	Conformant
145	Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
146	Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
147	Gold	CID000264	Chugai Mining	JAPAN	Conformant
148	Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
149	Gold	CID002763	8853 S.p.A.	ITALY	Conformant
150	Gold	CID003195	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
151	Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN	Conformant
152	Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
153	Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
154	Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	Conformant
155	Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
156	Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
157	Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
158	Tantalum	CID001076	LSM Brasil S.A.	BRAZIL	Conformant
159	Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
160	Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL	Conformant
161	Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
162	Tantalum	CID001200	NPM Silmet AS	ESTONIA	Conformant
163	Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
164	Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA	Conformant
165	Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
166	Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
167	Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	Conformant
168	Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA	Conformant
169	Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
170	Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
171	Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
172	Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	Conformant
173	Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
174	Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
175	Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
176	Tantalum	CID002539	KEMET Blue Metals	MEXICO	Conformant
177	Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND	Conformant
178	Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
179	Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
180	Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
181	Tantalum	CID002549	H.C. Starck Ltd.	JAPAN	Conformant
182	Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
183	Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
184	Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	Conformant
185	Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
186	Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	Conformant
187	Tantalum	CID002847	PRG Dooel	NORTH MACEDONIA	Conformant
188	Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
189	Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	Conformant
190	Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
191	Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
192	Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
193	Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
194	Tungsten	CID000004	A.L.M.T. Corp.	JAPAN	Conformant
195	Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
196	Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
197	Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
198	Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Not Applicable
199	Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
200	Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
201	Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
202	Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	Conformant
203	Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
204	Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
205	Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
206	Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
207	Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
208	Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
209	Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
210	Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
211	Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
212	Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
213	Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
214	Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
215	Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
216	Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
217	Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant
218	Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
219	Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
220	Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
221	Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
222	Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
223	Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
224	Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
225	Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
226	Tungsten	CID002833	ACL Metais Eireli	BRAZIL	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
227	Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
228	Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
229	Tungsten	CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
230	Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
231	Tin	CID003379	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Conformant
232	Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
233	Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Not Applicable
234	Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA	Conformant
235	Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
236	Tin	CID002593	PT Rajehan Ariq	INDONESIA	Conformant
237	Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Conformant
238	Gold	CID002290	SAFINA A.S.	CZECHIA	Conformant
239	Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
240	Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
241	Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
242	Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Non Conformant
243	Gold	CID003185	African Gold Refinery	UGANDA	Outreach Required
244	Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Due Diligence Vetting Process
245	Gold	CID000180	Caridad	MEXICO	Communication Suspended - Not Interested

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
246	Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA	Outreach Required
247	Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA	In Communication
248	Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Outreach Required
249	Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	In Communication
250	Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
251	Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
252	Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE	RMI Due Diligence Review - Unable to Proceed
253	Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES	Outreach Required
254	Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Outreach Required
255	Gold	CID002312	Guangdong Jinding Gold Limited	CHINA	Outreach Required
256	Gold	CID002852	Gujarat Gold Centre	INDIA	In Communication
257	Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Outreach Required
258	Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Outreach Required
259	Gold	CID002519	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	Not Applicable
260	Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA	Outreach Required
261	Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Outreach Required
262	Gold	CID000778	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
263	Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES	Active
264	Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed
265	Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES	RMI Due Diligence Review - Unable to Proceed
266	Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	In Communication
267	Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Outreach Required
268	Gold	CID001032	L’azurde Company For Jewelry	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed
269	Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA	Outreach Required
270	Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Outreach Required
271	Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Outreach Required
272	Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
273	Gold	CID002282	Morris and Watson	NEW ZEALAND	Communication Suspended - Not Interested
274	Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
275	Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF	Non Conformant
276	Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA	Outreach Required
277	Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Outreach Required
278	Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA	Outreach Required

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
279	Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	Outreach Required
280	Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA	Outreach Required
281	Gold	CID002853	Sai Refinery	INDIA	Outreach Required
282	Gold	CID001562	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
283	Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA	Outreach Required
284	Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Outreach Required
285	Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Outreach Required
286	Gold	CID003383	Sovereign Metals	INDIA	Outreach Required
287	Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Outreach Required
288	Gold	CID002567	Sudan Gold Refinery	SUDAN	Outreach Required
289	Gold	CID001810	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Outreach Required
290	Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Outreach Required
291	Gold	CID002587	Tony Goetz NV	BELGIUM	Non Conformant
292	Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
293	Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA	Outreach Required
294	Tantalum	CID003402	CP Metals Inc.	UNITED STATES OF AMERICA	Not Applicable
295	Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Outreach Required

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
296	Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non Conformant
297	Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant
298	Tin	CID000448	Estanho de Rondônia S.A.	BRAZIL	Active
299	Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Outreach Required
300	Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
301	Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
302	Tin	CID003208	Pongpipat Company Limited	MYANMAR	Outreach Required
303	Tin	CID003409	Precious Minerals and Smelting Limited	INDIA	Non Conformant
304	Tin	CID002756	Super Ligas	BRAZIL	Active
305	Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
306	Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Outreach Required
307	Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
308	Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Applicable
309	Tungsten	CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Communication Suspended - Not Interested
310	Tungsten	CID003408	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	Active
311	Gold	CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
312	Gold	CID003186	Gold Coast Refinery	GHANA	Outreach Required
313	Gold	CID002893	JALAN & Company	INDIA	Outreach Required

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
314	Gold	CID003463	Kundan Care Products Ltd.	INDIA	In Communication
315	Gold	CID002588	Shirpur Gold Refinery Ltd.	INDIA	Outreach Required
316	Tin	CID003387	Luna Smelter, Ltd.	RWANDA	Conformant
317	Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
318	Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
319	Tungsten	CID003448	CP Metals Inc.	UNITED STATES OF AMERICA	Not Applicable
320	Tungsten	CID003417	GEM Co., Ltd.	CHINA	Active
321	Tungsten	CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active
322	Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
323	Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA	Not Applicable
324	Tin	CID001428	PT Bukit Timah	INDONESIA	Active
325	Tin	CID001402	PT Babel Inti Perkasa	INDONESIA	Conformant
326	Tin	CID000315	CV United Smelting	INDONESIA	Not Applicable
327	Tin	CID003205	PT Bangka Serumpun	INDONESIA	Conformant
328	Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Not Applicable
329	Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Not Applicable
330	Tin	CID000306	CV Gita Pesona	INDONESIA	Not Applicable
331	Tin	CID000313	PT Premium Tin Indonesia	INDONESIA	Not Applicable
332	Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA	Not Applicable
333	Tin	CID001434	PT DS Jaya Abadi	INDONESIA	Not Applicable

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
334	Tin	CID001448	PT Karimun Mining	INDONESIA	Not Applicable
335	Tin	CID001457	PT Panca Mega Persada	INDONESIA	Not Applicable
336	Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA	Conformant
337	Tin	CID001471	PT Sumber Jaya Indah	INDONESIA	Not Applicable
338	Tin	CID001493	PT Tommy Utama	INDONESIA	Not Applicable
339	Tin	CID002455	CV Venus Inti Perkasa	INDONESIA	Active
340	Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA	Not Applicable
341	Tin	CID002530	PT Inti Stania Prima	INDONESIA	Not Applicable
342	Tin	CID002592	CV Dua Sekawan	INDONESIA	Not Applicable
343	Tin	CID002776	PT Bangka Prima Tin	INDONESIA	Not Applicable
344	Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA	Not Applicable
345	Tin	CID002870	PT Lautan Harmonis Sejahtera	INDONESIA	Active
346	Tin	CID001305	Novosibirsk Processing Plant Ltd.		Active
347	Cobalt	CID003225	Zhejiang Huayou Cobalt Co.,Ltd.	CHINA	Active
348	Cobalt	CID003228	Umicore Olen	BELGIUM	Conformant
349	Cobalt	CID003403	Glencore Nikkelverk Refinery	NORWAY	In Communication
350	Cobalt	CID003226	Umicore Finland Oy	FINLAND	Conformant
351	Cobalt	CID003210	Lanzhou Jinchuan Advanced Materials Technology Co., Ltd.	CHINA	Active
352	Cobalt	CID003278	Sumitomo Metal Mining	JAPAN	Active
353	Cobalt	CID003390	NORILSK NICKEL HARJAVALTA OY	FINLAND	Active

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
354	Cobalt	CID003233	JSC Kolskaya Mining and Metallurgical Company (Kola MMC)	RUSSIAN FEDERATION	In Communication
355	Cobalt	CID003232	Dynatec Madagascar Company	MADAGASCAR	In Communication
356	Cobalt	CID003255	Quzhou Huayou Cobalt New Material Co., Ltd.	CHINA	Active
357	Cobalt	CID003213	Guangxi Yinyi Advanced Material Co., Ltd.	CHINA	Active
358	Cobalt	CID003227	Gangzhou Yi Hao Umicore Industry Co.	CHINA	In Communication
359	Cobalt	CID003209	Gem (Jiangsu) Cobalt Industry Co., Ltd.	CHINA	Active
360	Cobalt	CID003212	Ganzhou Tengyuan Cobalt New Material Co., Ltd.	CHINA	Conformant
361	Cobalt	CID003215	Tianjin Maolian Science & Technology Co., Ltd.	CHINA	Active
362	Cobalt	CID003473	CoreMax Corporation	TAIWAN, PROVINCE OF CHINA	Conformant
363	Cobalt	CID003406	Murrin Murrin Nickel Cobalt Plant	AUSTRALIA	Conformant
364	Cobalt	CID003280	Compagnie de Tifnout Tiranimine	MOROCCO	Conformant
365	Cobalt	CID003404	Hunan Yacheng New Materials Co., Ltd.	CHINA	Active
366	Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Not Applicable
367	Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA	Not Applicable
368	Gold	CID002510	Republic Metals Corporation	UNITED STATES	Not Applicable
369	Tin	CID002859	Gejiu Jinye Mineral Company	CHINA	Not Applicable
370	Cobalt	CID003252	Nanjing Hanrui Cobalt	CHINA	Outreach Required
371	Cobalt	CID003302		MADAGASCAR	Not Applicable

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
372	Cobalt	CID003291	Guangdong Jiana Energy Technology Co., Ltd.	CHINA	Conformant
373	Cobalt	CID003338	SungEel HiTech Co.,Ltd.	KOREA, REPUBLIC OF	Conformant
374	Cobalt	CID003377	Jiangxi Jiangwu Cobalt industrial Co., Ltd.	CHINA	Active
375	Gold	CID001322	Ohio Precious Metals, LLC	UNITED STATES OF AMERICA	Not Applicable
376	Gold	CID001573	Schone Edelmetaal B.V.	NETHERLANDS	Not Applicable
377	Gold	CID001754	Accurate Refining Group	UNITED STATES OF AMERICA	Not Applicable
378	Gold	CID002854	Universal Precious Metals Refining Zambia	ZAMBIA	Not Applicable
379	Gold	CID002866	Morris and Watson Gold Coast	AUSTRALIA	Not Applicable
380	Tantalum	CID000410	Douluoshan Sapphire Rare Metal Co Ltd	CHINA	Not Applicable
381	Tantalum	CID000731	Hi-Temp	UNITED STATES OF AMERICA	Not Applicable
382	Tantalum	CID002232	Zhuzhou Cemented Carbide Group	CHINA	Not Applicable
383	Tantalum	CID002546	H.C. Starck GmbH Laufenburg	GERMANY	Not Applicable
384	Tantalum	CID002556	Plansee SE Reutte	AUSTRIA	Not Applicable
385	Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA	Not Applicable
386	Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA	Not Applicable
387	Tin	CID000278	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Applicable
388	Tin	CID000295	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Not Applicable
389	Tungsten	CID000345	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Not Applicable
390	Cobalt	CID003282	Coral Bay Nickel Corp.	PHILIPPINES	Not Applicable
391	Cobalt	CID003283	Taganito HPAL Nickel Corp.	PHILIPPINES	Not Applicable

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
392	Cobalt	CID003242	Sherritt	CANADA	RMI Due Diligence Review—Unable to Proceed
393	Cobalt	CID003384	Ganzhou Highpower Technology Co., Ltd.	CHINA	Active
394	Cobalt	CID003293	Jiangsu Xiongfeng Technology Co., Ltd.	CHINA	Active
395	Cobalt	CID003378	Jingmen GEM Co., Ltd.	CHINA	Active
396	Cobalt	CID003219	Hunan Brunp Recycling Technology Co., Ltd.	CHINA	Outreach Required
397	Cobalt	CID003415	Cosmo EcoChem Co., Ltd.	KOREA, REPUBLIC OF	Active
398	Cobalt	CID003411	Hunan Zoomwe New Energy Science & Technology Co., Ltd.	CHINA	Conformant
399	Cobalt	CID003447	Jiangxi Rui da Xinnengyuan Technology Co., Ltd.	CHINA	Outreach Required
400	Cobalt	CID003279	Mine de Bou-Azzer	MOROCCO	Conformant
401	Cobalt	CID003221	Nantong Xinwei Nickel Cobalt Technology Development Co., Ltd.	CHINA	Active
402	Cobalt	CID003398	New Era Group Zhejiang Zhongneng Cycle Technology Co., Ltd.	CHINA	Active
403	Cobalt	CID003422	Ningbo Yanmen Chemical Co., Ltd.	CHINA	Outreach Required
404	Cobalt	CID003286	Chambishi Metals, PLC	ZAMBIA	Not Applicable
405	Cobalt	CID003414	Traxys North America LLC	UNITED STATES OF AMERICA	Not Applicable
406	Cobalt	CID003475	Vale Inco, Ltd.	CANADA	Not Applicable

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
407	Cobalt	CID003491	ICoNiChem	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	Outreach Required
408	Cobalt	CID003492	Jinchuan Group	CHINA	Not Applicable
409	Cobalt	CID003493	Nornickel	RUSSIAN FEDERATION	Not Applicable
410	Cobalt	CID003494	Shaoguan Zhonghong Metal Industrial Co., Ltd.	CHINA	Not Applicable
411	Cobalt	CID003264	Chemaf Etoile	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
412	Cobalt	CID003423	Chemaf Usoke	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
413	Cobalt	CID003211	Zhuhai Kelixin Metal Materials Co., Ltd.	CHINA	Active
414	Gold	CID002355	Faggi Enrico S.p.A.	ITALY	Not Applicable
415	Tantalum	CID002540	Plansee SE Liezen	AUSTRIA	Not Applicable
416	Tin	CID000307	PT Justindo	INDONESIA	Not Applicable
417	Tin	CID001424	PT BilliTin Makmur Lestari	INDONESIA	Not Applicable
418	Tin	CID002479	PT Wahana Perkit Jaya	INDONESIA	Not Applicable
419	Tungsten	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Not Applicable
420	Tungsten	CID002532	Pobedit, JSC	RUSSIAN FEDERATION	Not Applicable
421	Gold	CID000988	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Not Applicable
422	Gold	CID001328	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Not Applicable
423	Tantalum	CID000973	King-Tan Tantalum Industry Ltd.	CHINA	Not Applicable
424	Tantalum	CID002571	Tranzact, Inc.	UNITED STATES	Not Applicable
425	Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Not Applicable
426	Tin	CID001063	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Not Applicable

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
427	Tin	CID002507	Phoenix Metal Ltd.	RWANDA	Not Applicable
428	Tin	CID001393	PT Alam Lestari Kencana	INDONESIA	Not Applicable
429	Tin	CID001409	PT Bangka Kudai Tin	INDONESIA	Not Applicable
430	Tin	CID001416	PT Bangka Timah Utama Sejahtera	INDONESIA	Not Applicable
431	Tin	CID002696	PT Cipta Persada Mulia	INDONESIA	In Communication
432	Tin	CID001442	PT Fang Di MulTindo	INDONESIA	Not Applicable
433	Tin	CID001486	PT Pelat Timah Nusantara Tbk	INDONESIA	Active
434	Tin	CID001466	PT Seirama Tin Investment	INDONESIA	Not Applicable
435	Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM	Outreach Required
436	Tungsten	CID002518	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Not Applicable
437	Tungsten	CID002531	Ganxian Shirui New Material Co., Ltd.	CHINA	Not Applicable
438	Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Not Applicable
439	Tungsten	CID002578	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Not Applicable
440	Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Not Applicable
441	Tungsten	CID002538	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Not Applicable
442	Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Not Applicable
443	Tin	CID000466	Feinhütte Halsbrücke GmbH	GERMANY	Not Applicable
444	Gold	CID001323	Elemetal Refining, LLC	UNITED STATES	Not Applicable
445	Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA	Outreach Required
446	Gold	CID003461	Augmont Enterprises Private Limited	INDIA	Active

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
447	Cobalt	CID003261	Kamoto Copper Company	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
448	Tin	CID003524	CRM Synergies	Spain	Active
449	Gold	CID003548	MD Overseas	India	In Communication
450	Gold	CID003497	K.A. Rasmussen	Norway	Outreach Required
451	Tungsten	CID003553	Artek LLC	Russian Federation	Outreach Required
452	Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	India	In Communication
453	Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	India	In Communication
454	Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	India	In Communication
455	Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	India	In Communication
456	Gold	CID003500	Alexy Metals	United States Of America	Active
457	Gold	CID003540	Sellem Industries Ltd.	Mauritania	Outreach Required
458	Gold	CID003557	Metallix Refining Inc.	United States Of America	Active
459	Tungsten	CID003468	Cronimet Brasil Ltda	Brazil	Active
460	Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Active
461	Gold	CID003529	Sancus ZFS (L’Orfebre, SA)	Colombia	In Communication
462	Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant
463	Gold	CID002813	Heraeus Precious Metals New York LLC	UNITED STATES OF AMERICA	Not Applicable
464	Tantalum	CID000564	Global Advanced Metals	UNITED STATES OF AMERICA	Not Applicable
465	Tantalum	CID000654	H.C. Starck GmbH	GERMANY	Not Applicable

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
466	Tantalum	CID000963	KEMET Corp.	UNITED STATES OF AMERICA	Not Applicable
467	Tin	CID000177	Canfield	UNITED STATES OF AMERICA	Not Applicable
468	Tin	CID003330	Kester inc	UNITED STATES OF AMERICA	Not Applicable
469	Tin	CID003047	KARAS PLATING LTD	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	Not Applicable
470	Tin	CID000790	IMPAG AG	SWITZERLAND	Not Applicable
471	Tin	CID002757	PT O.M. Indonesia	INDONESIA	Not Applicable
472	Tantalum	CID002590	E.S.R. Electronics	UNITED STATES OF AMERICA	Not Applicable
473	Cobalt	CID003239	Port Colborne Refinery	CANADA	In Communication
474	Cobalt	CID003467	Hunan Shiji Yintian New Material Co., Ltd.	CHINA	Active

Annex 2

Reasonable Country of Origin for 3TG based on the identified smelters and suppliers.3

Gold	Tantalum	Tin	Tungsten
Botswana	Australia	Australia	Bolivia
Cyprus	Austria	Bolivia (Plurinational State of)	Brazil
Brazil	Bolivia	Brazil	China
Ghana	Brazil	China	Colombia
Bahamas	Brazil**	Colombia	Mongolia
Argentina	Burundi	Indonesia	Myanmar
Czechia	Canada	Malaysia	Portugal
Brazil**	China	Myanmar	Russian Federation
Ghana**	Colombia	Peru	United States of America
Andorra	Congo, Democratic Republic of the	Russian Federation	Uzbekistan
Greece	Ethiopia	Taiwan	Burundi
Belgium	Ethiopia**	United Kingdom of Great Britain and Northern Ireland	Congo, Democratic Republic of the
Denmark	France	Venezuela	Rwanda
Burkina Faso	Germany	Burundi	Uganda
Canada	India	Rwanda	Austria
Dominican Republic	Indonesia	Uganda	Belgium
Ecuador	Ireland	Brazil**	Canada
Eritrea	Israel	China**	Czechia
Estonia	Japan	Congo, Democratic Republic of the	France
Cayman Islands	Madagascar	Nigeria	Germany
Chile	Malaysia	Russia**	Hong Kong
Chile**	Mozambique	Thailand	Ireland
Benin	Myanmar	Angola	Israel
China	Namibia	Argentina	Japan
Finland	Netherlands	Austria	Latvia
Guatemala (HR)	Nigeria	Bangladesh	Russia
Benin (HR)	Nigeria**	Belarus	South Korea
Colombia	Russian Federation	Belgium	Spain

[3]	The data and the definitions have been obtained from RMI and reflect information as of March 26th, 2021.

Gold	Tantalum	Tin	Tungsten
Australia	Rwanda	Benin	Taiwan
Guinea**	Sierra Leone	Bolivia	Thailand
Bolivia (Plurinational State of)	Sierra Leone**	Bulgaria	United Arab Emirates
France	South Korea	Canada	Vietnam
Colombia (HR)	Spain	Chile
French Guiana	Switzerland	Croatia
Costa Rica	Thailand	Czechia
Austria	Uganda	Cyprus
Georgia	United Kingdom of Great Britain and Northern Ireland	Denmark
Germany	United States of America	Egypt
Cote d’Ivoire	Zimbabwe	El Salvador
Guyana**		Estonia
Honduras		Finland
Honduras (HR)		France
Hong Kong (HR)		Gabon
Hungary		Germany
India**		Ghana
Indonesia		Greece
Indonesia**		Guinea
Ireland		Hong Kong
Israel		Hungary
Italy		India
Japan		Ireland
Jordan (HR)		Israel
Latvia		Italy
Lithuania		Japan
Luxembourg		Jordan
Malaysia		Kazakhstan
Mali		Latvia
Malta		Lebanon
Mexico		Libya
Mexico**		Lithuania
Monaco		Luxembourg
Morocco		Malta
Mozambique		Mexico
Netherlands		Morocco
Nicaragua		Netherlands
Niger		New Zealand
Norway		Norway

Gold	Tantalum	Tin	Tungsten
Panama (HR)		Pakistan
Peru		Poland
Peru**		Portugal
Philippines		Philippines
Poland		Puerto Rico
Romania		Qatar
Russian Federation		Romania
Rwanda		Russia
Saudi Arabia		Saudi Arabia
Saudi Arabia (HR)		Serbia
Senegal		Senegal
Sierra Leone		Singapore
Singapore**		Slovakia
Slovakia		Slovenia
South Africa		South Africa
South Africa (HR)		South Korea
South Korea		Spain
Spain		Sudan
St Vincent and Grenadines		Sweden
Suriname		Switzerland
Swaziland		Tanzania
Sweden		Togo
Switzerland**		Tunisia
Taiwan		Turkey
Tajikistan		Ukraine
Tanzania		United Arab Emirates
Thailand		United Kingdom
Turkey		United States of America
Uganda		Uruguay
United Arab Emirates (HR)		Yemen
United Kingdom**
United States of America
United States of America**
Uzbekistan (HR)
Venezuela
Vietnam